Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 15, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Golden Queen Mining Corp.’s Annual Report on Form 10-K for the year ended December 31, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

(Signed) “PricewaterhouseCoopers LLP”

Chartered Professional Accountants

Vancouver, British Columbia

December 8, 2017